Exhibit 99.1

Corporate Relations  |  77 Beale Street  |  San Francisco, CA 94105  |  1 (415) 973-5930    | www.pgecorp.com

              July 27, 2017

PG&E Corporation Reports Second-Quarter 2017 Financial Results

◾	GAAP net income was $0.79 per share for the second quarter of 2017, compared with $0.41 per share for the same period in 2016.

◾	Non-GAAP earnings from operations were $0.86 per share for the second quarter of 2017, compared with $0.66 per share for the same period in 2016.

◾	PG&E Corporation is updating 2017 guidance for projected GAAP earnings to the range of $3.54 to $3.79 per share, and is reaffirming guidance for projected non-GAAP earnings in the range of $3.55 to $3.75 per share.

San Francisco, Calif. — PG&E Corporation’s (NYSE: PCG) second-quarter 2017 net income after dividends on preferred stock (also called “income available for common shareholders”) was $406 million or $0.79 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $206 million, or $0.41 per share, for the second quarter of 2016. The quarter-over-quarter increase primarily reflects the timing impacts of regulatory decisions in Pacific Gas and Electric Company’s 2017 General Rate Case (GRC) and its 2015 Gas Transmission and Storage (GT&S) rate case.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $50 million of pre-tax earnings, or $0.07 per share, for the quarter. For the second quarter of 2017, these items included a cost disallowance related to the settlement pending before the California Public Utilities Commission (CPUC) in connection with the joint proposal to retire Diablo Canyon, costs for work to clear pipeline rights-of-way, and legal and regulatory costs related to the Butte fire, gas matters, and regulatory communications. These costs were partially offset by insurance recoveries related to the Butte fire.

“Our focus on delivering safe and reliable service, running our operations affordably, and supporting California’s clean energy goals continued to drive solid operational and financial results in the second quarter, while positioning PG&E for long-term growth and success,” said PG&E Corporation CEO and President Geisha Williams.

Second-quarter highlights included:

◾	Pacific Gas and Electric Company achieved two international re-certifications for best-in-class operational standards in its gas operations. The re-certifications for both the International Organization for Standardization (ISO) 55001 and Publicly Available Specification (PAS) 55-1 standards were awarded by Lloyd’s Register, the independent auditor.

◾	Pacific Gas and Electric Company received Edison Electric Institute’s 2017 Emergency Recovery Award for the company’s response to record winter storms. Facing a record 18 major storm event days this winter, PG&E safely restored more than 2.3 million customers — the vast majority within 24 hours.

◾	Pacific Gas and Electric Company received Information Week’s IT Excellence Award for the development of its Mobile Asset Inspection app, which provides field inspectors with real-time information including maps, customer information, and safety and access information.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation’s earnings from operations in the second quarter of 2017 were $440 million, or $0.86 per share, compared with $330 million, or $0.66 per share, in the second quarter of 2016.

The increase in quarter-over-quarter earnings from operations reflected additional authorized revenue as a result of the 2017 GRC decision, the timing impacts of the phase-two decision in the 2015 GT&S rate case issued December 1, 2016, and growth in rate base earnings.

Earnings Guidance

PG&E Corporation is updating 2017 guidance for projected GAAP earnings in the range of $3.54 to $3.79 per share. On a non-GAAP basis, the guidance range for projected 2017 earnings from operations remains unchanged at $3.55 to $3.75 per share.

Guidance is based on various assumptions and forecasts, including those relating to future authorized revenues, expenses, capital expenditures, rate base, equity issuances, and certain other factors. PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today’s conference call with the financial community have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Access to Regulatory Filings

PG&E Corporation and Pacific Gas and Electric Company routinely provide links to regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. It is possible that these regulatory filings or information included therein could be deemed to be material information.

Conference Call with the Financial Community to Discuss Financial Results

Today’s call at 11:00 am, Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 10, 2017, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 3250# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

Management’s statements providing guidance for PG&E Corporation’s 2017 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management’s judgments and opinions. These statements, assumptions and forecasts are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include, but are not limited to:

•	the timing and outcomes of the two TO rate cases pending before the FERC, and other ratemaking and regulatory proceedings;
•	the timing and outcome of the Butte fire litigation; whether insurance is sufficient to cover the Utility’s liability resulting therefrom; the timing and outcome of any proceeding to recover costs in excess of insurance from customers, if any; the effect, if any, of the SED’s $8.3 million citations issued in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility;
•	the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result;
•	the timing and outcomes of the ex parte OII and the safety culture OII;
•	the Utility’s ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
•	the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity; whether the Utility is successful in addressing the changing industry landscape, including the impact of growing distributed and renewable generation resources, changing customer demand for natural gas and electric services, and an increasing number of customers departing for community choice aggregators;
•	the impact of the increasing cost of natural gas regulations;
•	whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims, especially following a major event that causes widespread third-party losses;
•	changes in estimated environmental remediation costs, including costs associated with the Utility’s natural gas compressor sites;

•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;
•	the outcomes of current and future self-reports, investigations or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations;
•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, including as a result of the recent changes in the federal government;
•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and
•	the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2016, their joint quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2017, and other reports filed with the Securities and Exchange Commission (SEC), which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov.

PG&E CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Operating Revenues
Electric	$3,323	$3,465	$6,388	$6,596
Natural gas	927	704	2,130	1,547

Total operating revenues	4,250	4,169	8,518	8,143

Operating Expenses
Cost of electricity	1,123	1,156	1,970	2,106
Cost of natural gas	121	75	446	297
Operating and maintenance	1,546	1,838	3,050	3,848
Depreciation, amortization, and decommissioning	712	699	1,424	1,396

Total operating expenses	3,502	3,768	6,890	7,647

Operating Income	748	401	1,628	496
Interest income	8	5	13	9
Interest expense	(225)	(207)	(443)	(410)
Other income, net	13	23	34	50

Income Before Income Taxes	544	222	1,232	145
Income tax provision (benefit)	134	12	243	(175)

Net Income	410	210	989	320
Preferred stock dividend requirement of subsidiary	4	4	7	7

Income Available for Common Shareholders	$406	$206	$982	$313

Weighted Average Common Shares Outstanding, Basic	511	497	510	495

Weighted Average Common Shares Outstanding, Diluted	513	498	512	497

Net Earnings Per Common Share, Basic	$0.79	$0.41	$1.93	$0.63

Net Earnings Per Common Share, Diluted	$0.79	$0.41	$1.92	$0.63

Dividends Declared Per Common Share	$0.53	$0.49	$1.02	$0.95

Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Earnings from Operations Second Quarter and Year to Date (“YTD”), 2017 vs. 2016 (in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
			Earnings per				Earnings per
			Common Share				Common Share
	Earnings		(Diluted)		Earnings		(Diluted)
	2017	2016	2017	2016	2017	2016	2017	2016
PG&E Corporation’s Earnings on a GAAP basis	$406	$206	$0.79	$0.41	$982	$313	$1.92	$0.63
Items Impacting Comparability: (1)
Pipeline related expenses (2)	17	16	0.03	0.03	33	29	0.06	0.06
Legal and regulatory related expenses (3)	2	8	0.01	0.02	4	18	0.01	0.04
Fines and penalties (4)	-	112	-	0.22	36	163	0.07	0.32
Butte fire-related insurance recoveries, net of legal costs (5)	(17)	(125)	(0.03)	(0.25)	(15)	101	(0.03)	0.20
GT&S revenue timing impact (6)	-	-	-	-	(88)	-	(0.17)	-
Diablo Canyon settlement-related disallowance (7)	32	-	0.06	-	32	-	0.06	-
GT&S capital disallowance	-	113	-	0.23	-	113	-	0.23

PG&E Corporation’s Earnings from Operations (8)	$440	$330	$0.86	$0.66	$984	$737	$1.92	$1.48

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent, except as indicated below.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled Use of Non-GAAP Financial Measures.

(2)	The Utility incurred costs of $29 million (before the tax impact of $12 million) and $56 million (before the tax impact of $23 million) during the three and six months ended June 30, 2017, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(3)	The Utility incurred costs of $3 million (before the tax impact of $1 million) and $7 million (before the tax impact of $3 million) during the three and six months ended June 30, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(4)	The Utility incurred costs of $60 million (before the tax impact of $24 million) during the six months ended June 30, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the six months ended June 30, 2017, associated with safety-related cost disallowances imposed by the California Public Utilities Commission (“CPUC”) in its April 9, 2015

decision (“San Bruno Penalty Decision”) in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the six months ended June 30, 2017, for disallowances imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage (“GT&S”) rate case for prohibited ex parte communications. In addition, the Utility recorded $12 million (before the tax impact of $5 million) and $1 million (which is not tax deductible) during the six months ended June 30, 2017, for financial remedies in connection with the settlement filed with the CPUC on March 28, 2017, related to the Order Instituting an Investigation into Compliance with Ex Parte Communication Rules (“ex parte OII”).

	Three Months Ended	Six Months Ended
(in millions, pre-tax)	June 30, 2017	June 30, 2017
Charge for disallowed expense	$-	$32
GT&S ex parte penalty	-	15
Ex parte OII settlement	-	13

Fines and penalties	$-	$60

Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding regulatory communications.

(5)	The Utility recorded insurance recoveries, net of legal costs, of $29 million (before the tax impact of $12 million) and $26 million (before the tax impact of $11 million) during the three and six months ended June 30, 2017, respectively, associated with the Butte fire. This includes $46 million (before the tax impact of $19 million) and $53 million (before the tax impact of $22 million) during the three and six months ended June 30, 2017, respectively, for insurance recoveries partially offset by $17 million (before the tax impact of $7 million) and $27 million (before the tax impact of $11 million) recorded during the three and six months ended June 30, 2017, respectively, for legal costs associated with the Butte fire.

	Three Months Ended	Six Months Ended
(in millions, pre-tax)	June 30, 2017	June 30, 2017
Legal costs	$17	$27
Insurance	(46)	(53)

Butte fire-related insurance recoveries, net of legal costs	$(29)	$(26)

(6)	As a result of the CPUC’s final phase two decision in the 2015 GT&S rate case, during the six months ended June 30, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under-collected revenues retroactive to January 1, 2015.

(7)	As a result of the settlement agreement submitted to the CPUC in connection with the Utility’s pending joint proposal to retire the Diablo Canyon Power Plant, the Utility recorded a total disallowance of $47 million (before the tax impact of $15 million) during the three and six months ended June 30, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million), with no corresponding charges during the same periods in 2016. A portion of the cancelled projects and disallowed license renewal costs currently is not tax deductible.

(8)	“Earnings from operations” is a non-GAAP financial measure. See exhibit titled Use of Non-GAAP Financial Measures.

Key Drivers of PG&E Corporation’s Earnings per Common Share (“EPS”) from Operations

Second Quarter and YTD, 2017 vs. 2016

(in millions, except per share amounts)

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
		Earnings per		Earnings per
		Common		Common
		Share		Share
	Earnings	(Diluted)	Earnings	(Diluted)

2016 Earnings from Operations (1)	$330	$0.66	$737	$1.48
Timing of 2015 GT&S revenue impact (2)	$75	$0.15	$150	$0.29
Growth in rate base earnings (3)	$34	$0.07	$51	$0.10
Miscellaneous	$22	$0.04	$51	$0.10
Tax benefit on stock compensation (4)	$-	$-	$31	$0.06
Impact of 2017 GRC decision (5)	$(21)	$(0.04)	$(36)	$(0.07)
Increase in shares outstanding	$-	$(0.02)	$-	$(0.04)

2017 Earnings from Operations (1)	$440	$0.86	$984	$1.92

(1)	See exhibit titled Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders for a reconciliation of EPS on a GAAP basis to EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent, except for tax benefits on stock compensation. See Footnote 4 below.

(2)	Represents the impact in 2016 of the delay in the Utility’s 2015 GT&S rate case. The CPUC issued its final phase two decision on December 1, 2016, delaying recognition of the full 2016 revenue increase until the fourth quarter of 2016.

(3)	Represents the impact of the increase in rate base as authorized in various rate cases, including the 2017 GRC, during the three and six months ended June 30, 2017 as compared to the same periods in 2016. As the final decision in the 2017 GRC was approved by the CPUC in May 2017, this amount includes revenues authorized for the three months ended March 31, 2017 that were not recorded until the second quarter of 2017.

(4)	Represents the incremental tax benefit related to share-based compensation awards that vested during the six months ended June 30, 2017. Pursuant to ASU 2016-09, Compensation – Stock Compensation (Topic 718), which PG&E Corporation and the Utility adopted in 2016, excess tax benefits associated with vested awards are reflected in net income.

(5)	Represents the impact of lower tax repair benefits as a result of the CPUC’s final decision in the 2017 General Rate Case (“GRC”) proceeding, partially offset by the delayed revenue recognition of 2017 GRC-related capital costs (depreciation and interest) until the second quarter of 2017 when the CPUC issued its final decision in the 2017 GRC.

PG&E Corporation’s 2017 Earnings per Share (“EPS”) Guidance

2017 EPS Guidance	Low	High

Estimated EPS on a GAAP Basis	$ 3.54	$ 3.79

Estimated Items Impacting Comparability: (1)

Pipeline related expenses (2)	0.14	0.09

Legal and regulatory related expenses (3)	~ 0.01	~ 0.01

Fines and penalties (4)	~ 0.07	~ 0.07

Butte fire-related insurance recoveries, net of legal costs (5)	(0.03)	(0.03)

GT&S revenue timing impact (6)	(0.17)	(0.17)

Net benefit from derivative litigation settlement (7)	(0.07)	(0.07)

Diablo Canyon settlement-related disallowance (8)	~ 0.06	~ 0.06

Estimated EPS on an Earnings from Operations Basis (9)	$ 3.55	$ 3.75

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent, except as indicated below.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled Use of Non-GAAP Financial Measures.

(2)	“Pipeline related expenses” includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $51 million and $33 million, respectively.

	2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Pipeline related expenses	$125	$80

3)	“Legal and regulatory related expenses” includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $4 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Legal and regulatory related expenses	~$ 10	~$ 10

(4)	“Fines and penalties” includes fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance is consistent with the 2017 components of the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations, the disallowances imposed by the CPUC in its final phase two decision in the 2015 GT&S rate case for prohibited ex parte communications, and the settlement filed with the CPUC in connection with the ex parte OII. Guidance does not include amounts for other potential future fines and penalties. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $24 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance

Charge for disallowed expense	$ 32	$ 32

GT&S ex parte disallowance	15	15

Ex parte OII settlement	~ 13	~ 13

Fines and penalties	~$ 60	~$ 60

(5)	“Butte fire-related insurance recoveries, net of legal costs” refers to the insurance recoveries associated with the Butte fire, net of legal costs. The Utility currently is unable to estimate the low and high end of the guidance range of Butte fire-related third-party claims and legal costs for 2017. The offsetting tax impact is $11 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance

Butte fire-related insurance recoveries, net of legal costs	$ (26)	$ (26)

(6)	“GT&S revenue timing impact” refers to the revenues recorded in excess of the 2017 authorized revenue requirements as a result of the CPUC’s final phase two decision issued on December 1, 2016 in the 2015 GT&S rate case. Accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision issued by the CPUC directed the Utility to collect the difference between the adopted “interim” revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility was not able to complete recording the full true-up of under-collected revenues until the first quarter of 2017. The pre-tax range of the recorded revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $62 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance

GT&S revenue timing impact	$ (150)	$ (150)

(7)	“Net benefit from derivative litigation settlement” refers to the settlement agreement in connection with the shareholder derivative litigation that was approved by the court on July 18, 2017. This amount includes insurance recoveries net of plaintiff costs. The offsetting tax impact for the low and high EPS guidance range is $26 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance

Net benefit from derivative litigation settlement	$ (65)	$ (65)

(8)	“Diablo Canyon settlement-related disallowance” refers to the settlement agreement submitted to the CPUC in connection with the Utility’s pending joint proposal to retire the Diablo Canyon Power Plant, comprised of cancelled projects and disallowed license renewal costs. The offsetting tax impact for the low and high EPS guidance range is $15 million. A portion of the cancelled projects and disallowed license renewal costs currently is not tax deductible.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance

Diablo Canyon settlement-related disallowance	~$ 47	~$ 47

(9)	“Earnings from operations” is a non-GAAP financial measure. See exhibit titled Use of Non-GAAP Financial Measures.

Actual financial results for 2017 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

  Use of Non-GAAP Financial Measures

  PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire-related insurance recoveries and costs, impacts of the 2015 GT&S rate case, and the Diablo Canyon settlement-related disallowance. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.